SUBJECT TO COMPLETION AND MODIFICATION


        NELNET STUDENT LOAN FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NELNET STUDENT LOAN FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NELNET STUDENT LOAN FUNDING, LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, NELNET STUDENT LOAN FUNDING, LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-877-317-3161.

                                   TERM SHEET
[LOGO]
                                 $2,000,000,000*

                         STUDENT LOAN ASSET-BACKED NOTES
                        NELNET STUDENT LOAN TRUST 2006-1
                                 ISSUING ENTITY

NELNET STUDENT LOAN FUNDING, LLC           NATIONAL EDUCATION LOAN NETWORK, INC.
           DEPOSITOR                         MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                   SPONSOR

             Notes are being offered in the following classes:

                     ORIGINAL
                    PRINCIPAL      UNDERWRITING  PROCEEDS TO THE    FINAL MATURITY
                      AMOUNT         DISCOUNT       TRUST(1)            DATE
                      ------         --------       --------            ----
CLASS A-1 NOTES      $ 127,000,000     0.125%      $  126,841,250   August 23, 2011
CLASS A-2 NOTES      $ 350,000,000     0.160%      $  349,440,000   February 23, 2016
CLASS A-3 NOTES      $ 221,000,000     0.175%      $  220,613,250   November 23, 2018
CLASS A-4 NOTES      $ 353,000,000     0.190%      $  352,329,300   November 23, 2022
CLASS A-5 NOTES      $ 389,000,000     0.210%      $  388,183,100   August 23, 2027
CLASS A-6 NOTES (euro) 420,168,000*    0.245% (euro)  419,138,588*  August 25, 2036
CLASS B NOTES        $  60,000,000     0.305%      $   59,817,000   August 23, 2039
                    --------------                 --------------
 TOTAL              $2,000,000,000*               $1,995,998,900*

--------------------
(1) Before deducting certain costs of issuing the notes estimated to be $998,900.

        The notes are obligations of the issuing entity only and are payable solely from the student loans and other collateral pledged to the indenture trustee. They are not obligations of Nelnet, Inc., the depositor, the administrator or any of their affiliates.

        This term sheet constitutes a "free-writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended. The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel.


                               JOINT BOOK-RUNNERS

BANC OF AMERICA SECURITIES LLC     CREDIT SUISSE        DEUTSCHE BANK SECURITIES
                                   CO-MANAGERS

BARCLAYS CAPITAL           NELNET CAPITAL, LLC      SOCIETE GENERALE CORPORATE &
                                                         INVESTMENT BANKING


                                February 13, 2006

* Using an exchange rate of (euro)1.00 = $1.1900, as of February 10, 2006. At the time of pricing, the actual exchange rate will be determined, and the actual Euro-denominated aggregate principal amount of the class A-6 notes will be calculated based on the Euro-equivalent of $500,000,000.

        The information contained herein refers to and supplements certain of the information contained in the issuing entity's Free-Writing Prospectus, dated February 7, 2006 (the "initial free-writing prospectus").

                                    THE NOTES

CLOSING DATE.  The closing date for this offering is February 21, 2006.

PRICING DATE.  On or about February 14, 2006.

INTEREST RATES. The class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes and class B notes will bear interest at a rate equal to three-month LIBOR plus a margin. The class A-6 notes are reset rate notes that will initially bear interest at a rate equal to three-month EURIBOR plus a margin. The spreads to LIBOR and to EURIBOR will be set at the time of pricing.

LIBOR FOR INITIAL INTEREST ACCRUAL PERIOD. LIBOR for the initial interest accrual period will be determined by the following formula:

               x + [1/30 * (y-x)]

         where:

               x = three-month LIBOR, and

               y = four-month LIBOR, in each case as of the second business day before the start of the initial interest accrual period.

EURIBOR FOR INITIAL INTEREST ACCRUAL PERIOD. EURIBOR for the initial interest accrual period will be determined using the formula described above, except that EURIBOR will be the applicable index.

FAILED REMARKETING RATE AND EXTENSION RATE. If a failed remarketing is declared with respect to the class A-6 notes for their initial reset period, the extension rate payable to the currency swap agreement counterparty will be three-month LIBOR plus 0.75% and the failed remarketing rate payable by the currency swap agreement counterparty to the trust, for payment to the class A-6 noteholders, will be three-month EURIBOR plus 0.55%.

LONDON PAYING AGENT. HSBC Bank plc will serve as the paying agent for the class A-6 notes during the initial reset period.

SWAP COUNTERPARTY. The currency swap agreement counterparty is expected to be Deutsche Bank AG, acting through its New York Branch.

IDENTIFICATION NUMBERS

The notes will have the following CUSIP Numbers, ISIN Numbers and European Common Codes:

CUSIP NUMBERS

        o       Class A-1 Notes:     64031Q CN9
        o       Class A-2 Notes:     64031Q CP4
        o       Class A-3 Notes:     64031Q CQ2
        o       Class A-4 Notes:     64031Q CR0
        o       Class A-5 Notes:     64031Q CS8
        o       Class A-6 Notes:     N/A
        o       Class B Notes:       64031Q CU3

INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)

        o       Class A-1 Notes:     US64031QCN97
        o       Class A-2 Notes:     US64031QCP46
        o       Class A-3 Notes:     US64031QCQ29
        o       Class A-4 Notes:     US64031QCR02
        o       Class A-5 Notes:     US64031QCS84
        o       Class A-6 Notes:     XS0244250378
        o       Class B Notes:       US64031QCU31

EUROPEAN COMMON CODES

        o       Class A-1 Notes:     024424324
        o       Class A-2 Notes:     024424391
        o       Class A-3 Notes:     024424537
        o       Class A-4 Notes:     024424618
        o       Class A-5 Notes      024424677
        o       Class A-6 Notes:     024425037
        o       Class B Notes:       024424707

                            DESCRIPTION OF THE TRUST

        THE ACQUISITION FUND. Approximately $1,972,080,238 of the proceeds from the sale of the notes will be deposited into the Acquisition Fund. We expect to use approximately $1,454,288,492 of those proceeds to purchase student loans on the date of issuance of the notes from an eligible lender trustee holding the student loans on behalf of Nelnet Student Loan Funding, LLC. Approximately $998,900 of the net proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the notes.

        THE PREFUNDING ACCOUNT. Approximately $516,792,846 of the deposit to the Acquisition Fund will be deposited into a Prefunding Account of the Acquisition Fund. During the prefunding period, we will use amounts in the Prefunding Account to purchase additional student loans and to finance any add-on consolidation loans.

        THE CAPITALIZED INTEREST FUND. Approximately $19,000,000 of the proceeds from the sale of the notes will be deposited into a Capitalized Interest Fund. On the August 2006 quarterly distribution date, any amounts remaining in the Capitalized Interest Fund in excess of $4,000,000 will be transferred to the Prefunding Account of the Acquisition Fund and such amounts will be used to purchase additional student loans. On the November 2006 quarterly distribution date any amounts remaining in the Capitalized Interest Fund in excess of $2,000,000 will be transferred to the Prefunding Account and such amounts will be used to purchase additional student loans. On the February 2007 quarterly distribution date, the indenture trustee will transfer any remaining amounts in the Capitalized Interest Fund to the Prefunding Account and such amounts will be used to purchase additional student loans.

        THE RESERVE FUND. The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $4,918,662.

                                 CAPITALIZATION

        As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes and before deducting expenses of the offering will be as follows:

                       Class A-1 Notes         $   127,000,000
                       Class A-2 Notes         $   350,000,000
                       Class A-3 Notes         $   221,000,000
                       Class A-4 Notes         $   353,000,000
                       Class A-5 Notes         $   389,000,000
                       Class A-6 Notes    (euro)   420,168,000*
                       Class B Notes           $    60,000,000
                       Equity                  $           100
                                               ---------------
                               Total           $ 2,000,000,100*

        * Using an exchange rate of (euro)1.00 = $1.1900, as of February 10, 2006. At the timE of pricing, the actual exchange rate will be determined, and the actual Euro-denominated aggregate principal amount of the class A-6 notes will be calculated based on the Euro-equivalent of $500,000,000.


                                 USE OF PROCEEDS

        The proceeds from the sale of the notes, net of any underwriting discount, are expected to be applied as follows:

                Deposit to Acquisition Fund          $ 1,972,080,238
                Deposit to Reserve Fund                    4,918,662
                Deposit to Capitalized Interest Fund      19,000,000
                                                     ---------------
                Total                                $ 1,995,998,900

        Approximately $998,900 of the net proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the notes.

                     AMENDMENTS TO THE HIGHER EDUCATION ACT

        On February 8, 2006, the President signed the Deficit Reduction Act of 2005 into law. Included in the Deficit Reduction Act of 2005 is the Higher Education Reconciliation Act of 2005, which extends the authorization for the Federal Family Education Loan Program ("FFELP") under the Higher Education Act to September 30, 2012. The Higher Education Reconciliation Act of 2005 also amends certain provisions of the Higher Education Act that governs the FFELP, with most of those amendments taking effect on July 1, 2006.

        All of the student loans acquired with proceeds of the notes will have their first principal disbursements prior to July 1, 2006. The Higher Education Reconciliation Act of 2005 makes the following changes to the FFELP which could have a material effect on the performance of the trust's pool of student loans:

        o the reimbursement received for defaulted loans serviced by a servicer designated for exceptional performance will be reduced from 100% to 99%; and

        o lenders, including the trust, will be required to pay to the Department of Education any interest paid by borrowers on student loans first disbursed after April 1, 2006, that exceeds the special allowance support level applicable to such loans.

                             CURRENCY SWAP AGREEMENT

        On the closing date, the trust expects to enter into a currency swap agreement for the class A-6 notes with Deutsche Bank AG, acting through its New York Branch, as the currency swap agreement counterparty.

        The currency swap agreement is expected to be documented under a 1992 ISDA Master Agreement (Multicurrency - Cross Border) modified to reflect the terms of the class A-6 notes and the indenture. The significance percentage for the currency swap agreement, calculated in accordance with Item 1115 of Regulation AB, is estimated to exceed 20% of the aggregate outstanding principal balance of the class A-6 notes on the date of issuance.

        Because the purchase price for the class A-6 notes will be paid by investors in Euros, but the trust will purchase the student loans in U.S. Dollars, on the closing date the currency swap counterparty will convert amounts received in Euros by the trust from the sale of the class A-6 notes into U.S. Dollars, which will be delivered to the trust as net proceeds from the sale of the class A-6 notes. The amounts received in Euros by the trust will be converted to U.S. Dollars using an exchange rate to be determined at the time of pricing. We sometimes refer to this exchange rate as the "initial Euro exchange rate."

        The material terms of the currency swap agreement are expected to be as follows:

        INTEREST

        Prior to the occurrence of a failed remarketing, on or before the third business day immediately preceding each quarterly distribution date through the initial reset date for the class A-6 notes, the trust will be obligated to pay to the currency swap agreement counterparty under the currency swap agreement, from available funds, and if necessary, the Capitalized Interest Fund and the Reserve Fund, PARI PASSU with interest payments to the class A noteholders, an amount in U.S. Dollars equal to the product of:

        o three-month LIBOR plus a margin to be determined at the time of pricing (provided that LIBOR for the first accrual period will be determined using the same formula as applies to the LIBOR-rate notes);

        o an amount equivalent to the U.S. Dollar equivalent of the outstanding principal balance of the class A-6 notes immediately preceding that quarterly distribution date; and

        o a fraction, the numerator of which is the actual number of days elapsed in the quarterly accrual period, and the denominator of which is 360.

        In exchange for the interest payments made under the currency swap agreement, the currency swap agreement counterparty will be obligated to pay to a paying agent, on behalf of the trust, on or before the third business day immediately preceding each quarterly distribution date for the class A-6 notes through the initial reset date, an amount of Euros equal to the product of:

        o EURIBOR (determined as of the same time and in the same manner as for the class A-6 notes for the related accrual period) plus the interest rate margin applicable to the class A-6 notes;

        o an amount equivalent to the outstanding principal balance of the class A-6 notes denominated in Euros, immediately preceding that quarterly distribution date; and

        o a day count fraction using the Actual/360 accrual method, as described under "Description of the Notes - Index Rate Notes" in the prospectus.

        SUCCESSFUL REMARKETING; REDEMPTION; EXERCISE OF THE CALL OPTION

        On the reset date corresponding to the successful remarketing, a redemption of the class A-6 notes or an exercise of the call option for the class A-6 notes, the currency swap agreement will also be utilized to convert an amount equal to the payment of principal in U.S. Dollars by the trust that would have been made to the class A-6 noteholders on the reset date if not for the existence of the currency swap agreement and all secondary market trade proceeds received by the remarketing agents in U.S. Dollars directly from the purchasers of the class A-6 notes (or indirectly from the currency swap agreement counterparty pursuant to a new currency swap agreement), redemption amounts or call option amounts into the amount of Euros required to pay principal in full to the selling class A-6 noteholders, using the initial Euro exchange rate.

        FAILED REMARKETING

        In the event that a failed remarketing occurs on the initial reset date for the class A-6 notes, and continues for each three-month reset period thereafter until the currency swap agreement terminates in accordance with its terms, the interest payable by the trust to the currency swap agreement counterparty under the currency swap agreement on or before the third business day immediately preceding each quarterly distribution date will be changed to equal the product of:

        o       the extension rate;

        o an amount equivalent to the U.S. Dollar equivalent of the outstanding principal balance of the class A-6 notes immediately following the preceding quarterly distribution date; and

        o a fraction, the numerator of which is the actual number of days elapsed in the related accrual period, and the denominator of which is 360;

and the interest payable by the currency swap agreement counterparty under the currency swap agreement will be payable to the paying agent on or before the third business day immediately preceding each quarterly distribution date in an amount equal to the product of:

        o       the failed remarketing rate;

        o an amount equivalent to the outstanding principal balance of the class A-6 notes, denominated in Euros, immediately following the preceding quarterly distribution date; and

        o a day count fraction using the Actual/360 accrual method, as described under "Description of the Notes - Index Rate Notes" in the prospectus.

        Furthermore, in the event that a currency swap agreement for the class A-6 notes remains in effect due to one or more consecutive failed remarketings, on or before each quarterly distribution date after the initial reset date for the class A-6 notes, the trust will deliver to the currency swap agreement counterparty all principal otherwise allocated to the class A-6 notes in reduction of their outstanding principal balance. In return, the currency swap agreement counterparty will deliver to the paying agent, for distribution to the class A-6 noteholders, the equivalent amount of Euros, using the initial Euro exchange rate, in reduction of the outstanding principal balance of the class A-6 notes.

        For the reset date for the class A-6 notes, the trust will make payments of interest and principal to the applicable class A-6 noteholders, from amounts received from the currency swap agreement counterparty, no later than the second business day following the reset date together with additional interest on the applicable principal balance at the related interest rate and in Euros from and including the reset date to, but excluding, the actual payment date. For any reset period thereafter following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, the trust will make payments of interest and principal to the applicable class A-6 noteholders from amounts received from the currency swap agreement counterparty, no later than the second business day following the reset date without the payment of any additional interest.

        In addition, on or before the third business day immediately preceding the final maturity date for the class A-6 notes, if the currency swap agreement is still in effect, the trust is obligated to deliver to the currency swap agreement counterparty the amount of the remaining outstanding principal balance of the class A-6 notes in U.S. Dollars, and in return the currency swap agreement counterparty will deliver to the paying agent, for distribution to the class A-6 noteholders, the equivalent amount of Euros as payment in full of the outstanding principal balance of the class A-6 notes.

        TERMINATION DATES

        The currency swap agreement will terminate, in accordance with its respective terms, on the earliest to occur of:

        o the next succeeding reset date for which there is a successful remarketing of the class A-6 notes;

        o       the reset date for which the call option is exercised;

        o the quarterly distribution date on which the outstanding principal balance of the class A-6 notes is reduced to zero; or

        o August 25, 2036, which is the maturity date of the class A-6 notes.

        The currency swap agreement may also terminate as a result of the redemption of the class A-6 notes, the optional purchase of the student loans or an auction of the student loans by the indenture trustee. No currency swap agreement will terminate solely as a result of a failed remarketing.

        As described above, the currency swap agreement counterparty is required to make a payment to the trust only to the extent that the corresponding payment in U.S. Dollars is made by the trust to the currency swap agreement counterparty.

        MODIFICATIONS AND AMENDMENTS

        The indenture contains provisions permitting the trust, with the consent of the indenture trustee, to enter into or consent to any amendments to a currency swap agreement to cure any ambiguity in, or correct or supplement any provision of, that currency swap agreement, so long as the trust determines, and the indenture trustee agrees in writing, that any related amendment will not adversely affect the interests of the noteholders and will not result in a reduction, suspension or withdrawal of the then-current ratings of the notes.

        DEFAULT UNDER THE CURRENCY SWAP AGREEMENT

        Events of default under the currency swap agreement are limited to:

        o the failure of the trust or the currency swap agreement counterparty to pay any amount when due under the currency swap agreement after giving effect to any grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment;

        o the occurrence of a bankruptcy of the trust or an event of insolvency or bankruptcy of the currency swap agreement counterparty;

        o an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

        o an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the student loans in the trust estate; and

        o the following other standard events of default under the 1992 ISDA Master Agreement. "Breach of Agreement" (not applicable to the trust), "Credit Support Default" (not applicable to the trust), "Misrepresentation" (not applicable to the trust), "Cross-Default" (not applicable to the trust, except as set forth in the two immediately preceding bullets) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

        TERMINATION EVENTS

        The currency swap agreement will contain usual and customary termination events and will also include an additional termination event relating to the currency swap agreement counterparty's or its credit support provider's credit rating. This additional termination event will occur if the currency swap agreement counterparty has not, within 30 business days of a ratings event, procured a collateral arrangement (and delivered any collateral required to be delivered at that time), a replacement transaction or a rating reaffirmation, or taken any other action required by the currency swap agreement.

        The ratings events that may cause this additional termination event are:

        (1) the short-term debt rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "A-1+" (or in the absence of a short-term debt rating, the long-term senior debt or counterparty rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "AA-") by S&P;

        (2) (a) the long-term senior debt rating or counterparty rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below "A1", where the currency swap agreement counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) either (i) the long-term senior debt rating or (ii) the short-term debt rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below "A2" or "P-1", respectively, where the currency swap agreement counterparty or its credit support provider, as the case may be, has both (i) a long-term debt rating or counterparty rating and (ii) a short-term debt rating; or

        (3) the short-term debt rating or counterparty rating of the currency swap agreement counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "F1" or "A+" by Fitch.

        For purposes of this additional termination event:

        A "collateral arrangement" means any of:

        o A collateral agreement executed between the trust and the currency swap agreement counterparty naming a third party collateral agent, in form and substance satisfactory to the applicable rating agency, providing for the collateralization of the applicable currency swap agreement counterparty obligations under the currency swap agreement, or

        o A letter of credit, guaranty or surety bond or insurance policy covering the currency swap agreement counterparty's obligations under the currency swap agreement from a bank, guarantor or insurer having a short-term or long-term debt rating, or an insurance financial strength, financial program or counterparty rating, that would make that entity an eligible swap counterparty, together with a rating reaffirmation from each applicable rating agency.

        A "replacement transaction" means a transaction with a replacement counterparty (which replacement counterparty shall meet the ratings criteria described in the preceding paragraph) who assumes the currency swap agreement counterparty's position under the currency swap agreement on substantially the same terms or with those other amendments to the terms of the currency swap agreement as may be approved by the parties and each of the rating agencies, together with a ratings reaffirmation from each applicable rating agency.

        A "ratings reaffirmation" means a written acknowledgment from the rating agency whose rating of the currency swap agreement counterparty was lowered, withdrawn, or put on watch that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.

        EARLY TERMINATION OF A CURRENCY SWAP AGREEMENT

        Upon the occurrence of any default or termination event under a currency swap agreement, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event.

        Upon any early termination of a currency swap agreement, either the trust or the currency swap agreement counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transaction under the currency swap agreement computed in accordance with the procedures in that currency swap agreement. In the event that the trust is required to make a termination payment following a default under the applicable currency swap agreement resulting from a payment default by the trust or a bankruptcy event with respect to the trust, those payments will be payable PARI PASSU with interest payable on the class A notes. However, in the event that a termination payment is owed to the currency swap agreement counterparty following any other default of the trust, any default resulting from a default of the currency swap agreement counterparty or a termination event under any currency swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that quarterly distribution date, to the required deposits to the Supplemental Interest Fund, to the replenishment of the Reserve Fund to the Reserve Fund minimum balance and to the payment of any carry-over servicing fees.

        CURRENCY SWAP AGREEMENT COUNTERPARTY

        The currency swap agreement counterparty is expected to be Deutsche Bank AG, acting through its New York Branch.

        Deutsche Bank Aktiengesellschaft ("Deutsche Bank AG") is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main. Deutsche Bank originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfalische Bank Aktiengesellschaft, Duesseldorf and Suddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957.

        Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

        Deutsche Bank AG, New York Branch was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. It is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. It is also examined by the Federal Reserve Bank of New York.

        As of December 31, 2005, Deutsche Bank's issued share capital amounted to EUR 1,419,610,291.20 consisting of 554,535,270 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo, Vienna and Zurich.

        As of December 31, 2005, based on unaudited financial statements prepared pursuant to United States Generally Accepted Accounting Principles ("U.S. GAAP"), Deutsche Bank Group had total assets of EUR 993 billion, total liabilities of EUR 963 billion and total shareholders' equity of EUR 30 billion.

        Deutsche Bank AG's long-term senior debt has been assigned a rating of AA- (outlook stable) by Standard & Poor's, Aa3 (outlook stable) by Moody's Investors Services and AA- (outlook stable) by Fitch Ratings.

        AVAILABLE INFORMATION

        Deutsche Bank AG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files and submits reports and other information with the SEC. SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov, under File Number 001-15242. You may also read and copy any document filed with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

        We encourage you to review the following documents, which Deutsche Bank AG has previously filed with or submitted to the SEC:

        o The audited financial statements contained in Deutsche Bank AG's Annual Report on Form 20-F for the Year Ended December 31, 2004, which was filed with the SEC on March 24, 2005.

        o The unaudited interim financial statements contained in Deutsche Bank AG's Interim Reports for the Quarters Ended March 31, June 30 and September 30, 2005, which were submitted to the SEC on Reports on Form 6-K dated May 2, July 29 and October 28, 2005, respectively.

     WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES OF THE NOTES

        PREPAYMENT CONSIDERATIONS

        Generally, all of the trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that the trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before their final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

        The rate of prepayments on the trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust's student loans, and the master servicer is obligated to cause the subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

        However, scheduled payments with respect to, and maturities of, the trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of the trust's student loans may extend beyond the final maturity date for a class of notes.

        See "WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION DATE FOR THE NOTES" attached hereto as Exhibit I.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an underwriting agreement among the depositor and the underwriters named below, the depositor will agree to cause the trust to sell to each of the underwriters, and each of the underwriters will agree to purchase from the trust, the principal amount of the notes set forth opposite its name.

                   Class A-1   Class A-2     Class A-3     Class A-4       Class A-5         Class A-6      Class B
Underwriter          Notes        Notes        Notes         Notes           Notes             Notes         Notes
-----------          -----        -----        -----         -----           -----             -----         -----
Banc of America
  Securities LLC  $37,465,000  $103,250,000  $65,195,000  $104,135,000  $114,755,000            (euro)0   $17,700,000
Banc of America
  Securities
  Limited.......           $0            $0           $0            $0            $0  (euro)133,054,000*           $0
Credit Suisse
  Securities
  (USA) LLC.....  $37,465,000  $103,250,000  $65,195,000  $104,135,000  $114,755,000            (euro)0   $17,700,000
Credit Suisse
  Securities
  (Europe)
  Limited.......           $0            $0           $0            $0            $0  (euro)133,053,000*           $0
Deutsche Bank
  Securities
  Inc...........  $37,465,000  $103,250,000  $65,195,000  $104,135,000  $114,755,000            (euro)0   $17,700,000
Deutsche Bank AG
  (London                  $0            $0           $0            $0            $0  (euro)133,053,000*           $0
  branch).......
Barclays           $3,175,000    $8,750,000   $5,525,000    $8,825,000    $9,725,000            (euro)0    $1,500,000
  Capital Inc...
Barclays Bank              $0            $0           $0            $0            $0   (euro)10,504,000*           $0
  plc...........
Nelnet Capital,    $8,255,000   $22,750,000  $14,365,000   $22,945,000   $25,285,000            (euro)0    $3,900,000
  LLC...........
SG Americas
  Securities LLC   $3,175,000    $8,750,000   $5,525,000    $8,825,000    $9,725,000            (euro)0    $1,500,000
Societe Generale           $0            $0           $0            $0            $0   (euro)10,504,000*           $0
                 ------------  ------------ ------------  ------------  ------------   ----------------   -----------
 Total           $127,000,000  $350,000,000 $221,000,000  $353,000,000  $389,000,000  (euro)420,168,000   $60,000,000
                 ============  ============ ============  ============  ============   ================   ===========
  ---------------------
             * Using an exchange rate of (euro)1.00 = $1.1900, as of February
        10, 2006. At the time of pricing, the actual exchange rate will be determined, and the actual Euro-denominated aggregate principal amount of the class A-6 notes will be calculated based on the Euro-equivalent of $500,000,000.

        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

                          Initial                                      Selling
                          Public                                     Concessions  Reallowance
                         Offering     Underwriting    Proceeds to      Not to       Not to
                           Price        Discount      the Issuer*      Exceed       Exceed
                           -----        --------      -----------      ------       ------
Per Class A-1 Note       $127,000,000     0.125%       $126,841,250     0.075%      0.0375%
Per Class A-2 Note       $350,000,000     0.160%       $349,440,000     0.096%      0.0480%
Per Class A-3 Note       $221,000,000     0.175%       $220,613,250     0.105%      0.0525%
Per Class A-4 Note       $353,000,000     0.190%       $352,329,300     0.114%      0.0570%
Per Class A-5 Note       $389,000,000     0.210%       $388,183,100     0.126%      0.0630%
Per Class A-6 Note  (euro)420,168,000**   0.245%  (euro)419,138,588**   0.147%      0.0735%
Per Class B Note         $ 60,000,000     0.305%       $ 59,817,000     0.183%      0.0915%

---------------------
      * Before deducting certain costs of issuing the notes estimated to be $998,900.

     ** Using an exchange rate of (euro)1.00  = $1.1900, as of February 10, 2006.  At the time of pricing, the actual exchange rate will be determined, and the actual
        Euro-denominated aggregate principal amount of the class A-6 notes will be calculated based on the Euro-equivalent of $500,000,000.

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the depositor will agree to reimburse the underwriters for the fees and expenses of their counsel. The sponsor will also enter into an indemnity agreement with the underwriters under which the sponsor will agree to indemnify the underwriters against certain civil liabilities.

        One of the underwriters, Nelnet Capital, LLC, is an affiliate of the depositor, the issuing entity, and the master servicer and administrator. In connection with any sales of securities outside the United States, SG Americas Securities, LLC may act through one or more of its affiliates. Deutsche Bank Securities Inc., which is one of the underwriters of the notes, is affiliated with Deutsche Bank AG (New York branch) the expected currency swap agreement counterparty.

        Each underwriter has represented and agreed that:

        o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the accompanying prospectus attached as Appendix I thereto and this term sheet (collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

        The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                                                                       EXHIBIT I

                             WEIGHTED AVERAGE LIVES,
                       EXPECTED MATURITIES AND PERCENTAGES
         OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION
                               DATE FOR THE NOTES


        Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on prepayment rates derived on a linear function that is ramped over time based on loan age. For purposes of this transaction, we refer to this model as the "pricing prepayment curve" or "PPC." The PPC applies a constant percentage rate ("CPR," see discussion below) of prepayment that rises steadily from 2% CPR to 10% CPR over a 120 month period (growing 0.0672269% per month), leveling off at 10% thereafter.

        100% PPC implies prepayment exactly according to the ramp. A rate of "x% PPC" implies the indicated constant percentage to each of the CPRs along the ramp.

        CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

        Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR) 1/12)

        Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments would be as follows for various levels of PPC at selected points along the PPC:

                                                 SEASONING (MONTHS)
 PPC LEVEL     PREPAYMENT             24       48        72        96      120
 ------------------------------------------------------------------------------
  50% PPC      CPR                   1.77%     2.58%     3.39%    4.19%    5.00%
               Monthly Prepayment   $1.49     $2.18     $2.87    $3.56    $4.27
  80% PPC      CPR                   2.84%     4.13%     5.42%    6.71%    8.00%
               Monthly Prepayment   $2.40     $3.51     $4.63    $5.77    $6.92
 100% PPC      CPR                   3.55%     5.16%     6.77%    8.39%   10.00%
               Monthly Prepayment   $3.00     $4.40     $5.83    $7.27    $8.74
 120% PPC      CPR                   4.26%     6.19%     8.13%   10.06%   12.00%
               Monthly Prepayment   $3.62     $5.31     $7.04    $8.80   $10.60
 150% PPC      CPR                   5.32%     7.74%    10.16%   12.58%   15.00%
               Monthly Prepayment   $4.54     $6.69     $8.89   $11.14   $13.45

        The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

        The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain quarterly distribution dates under various PPC scenarios.

        For purposes of calculating the information presented in the tables, it is assumed, among other things, that:

        o the cutoff date for the trust student loans is as of January 31, 2006;

        o       the closing date is February 21, 2006;

        o all trust student loans (as grouped within the "rep lines" described below) remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

        o the trust student loans that are (i) non-subsidized consolidation loans not in repayment status, or (ii) subsidized consolidation loans in forbearance status, have interest accrue and capitalized upon entering repayment;

        o the trust student loans that are subsidized consolidation loans and are in deferment status, have interest paid (interest subsidy payments) by the Department of Education quarterly, based on a quarterly calendar accrual period;

        o there are government payment delays of 30 days for interest subsidy and special allowance payments;

        o no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

        o index levels for calculation of borrower and government payments are:

                o       91-day Treasury bill rate of 4.37%;

                o       three-month commercial paper rate of 4.58%; and

                o       three-month LIBOR rate of 4.71%;

        o quarterly distributions begin on May 23, 2006, and payments are made quarterly on the 23rd day of every February, May, August and November thereafter, whether or not the 23rd is a business day;

        o the interest rate for each class of outstanding notes at all times will be equal to:

                o       Class A-1 notes: 4.70%;

                o       Class A-2 notes: 4.72%;

                o       Class A-3 notes: 4.76%;

                o       Class A-4 notes: 4.81%;

                o       Class A-5 notes: 4.85%;

                o Class A-6 notes: 4.84% for the initial reset period. On the initial reset date, the interest rate for the Class A-6 notes will change to 4.76% for the remainder of the transaction; and

                o       Class B notes: 4.99%;

        o an administration fee equal to 0.18% of the outstanding principal amount of the trust student loans paid quarterly by the trust to the administrator;

        o trustee fees equal to (i) 0.01% of the outstanding principal amount of bonds paid quarterly by the trust to the indenture trustee, and (ii) $2,500 paid annually starting in February 2007 by the trust to the Delaware trustee;

        o a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans as of the preceding calendar month times 0.50% is paid monthly by the trust to the servicer, beginning in March 2006;

        o a consolidation loan rebate fee equal to 1.05% of the outstanding principal amount of the trust student loans paid quarterly by the trust to the Department of Education;

        o remarketing fees equal to $250,000 paid quarterly to the Remarketing Fee Fund beginning one year prior to the initial reset date and ending on the quarterly distribution date prior to the initial reset date (totaling $1,000,000 in remarketing fees) (Amounts on deposit in the Remarketing Fee Fund will be paid out of the trust on the initial reset date);

        o the Reserve Fund has an initial balance equal to $4,918,662 and at all times a balance equal to the greater of (1) 0.25% of the applicable Pool Balance and (2) $2,951,197;

        o       the Collection Fund has an initial balance equal to $3,616,525;

        o the Capitalized Interest Fund has an initial balance equal to $19,000,000. The Capitalized Interest Fund will step down to $4,000,000 in August 2006, to $2,000,000 in November 2006, and
                to $0 in February 2007. (The amounts released from the Capitalized Interest Fund on these quarterly distribution dates will be available to purchase consolidation loans after all trust expenses and note interest have been paid);

        o all payments are assumed to be made at the end of the month and amounts on deposit in the Collection Fund, Reserve Fund and Capitalized Interest Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.61% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

        o an optional redemption by the servicer occurs on the earlier of the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the May 2022 quarterly distribution date; and

        o the pool of trust student loans were grouped into 179 representative loans ("rep lines"), which have been created, for modeling purposes, from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.


               WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
                OF THE NOTES AT VARIOUS PERCENTAGES OF THE PPC(1)


                                           WEIGHTED AVERAGE LIFE (YEARS)(2)
                     ------------------------------------------------------------------------------
CLASS                    50%              80%             100%            120%             150%
-------------------  -----------      -----------     -----------     -----------     -------------
Class A-1 Notes....      1.29             1.10            1.00            0.93            0.83
Class A-2 Notes....      3.79             3.26            3.00            2.78            2.51
Class A-3 Notes....      6.33             5.45            5.00            4.64            4.20
Class A-4 Notes....      8.83             7.62            7.00            6.49            5.87
Class A-5 Notes....     12.31            10.70            9.87            9.18            8.33
Class A-6 Notes....     16.00            15.26           14.64           13.67           12.38
Class B Notes......     12.09            11.44           11.06           10.57            9.92

CLASS                                           EXPECTED MATURITY DATE
-------------------  ------------------------------------------------------------------------------
Class A-1 Notes....  February 2008    November 2007   November 2007     August 2007        May 2007
Class A-2 Notes....       May 2011      August 2010        May 2010   February 2010     August 2009
Class A-3 Notes....       May 2013         May 2012   November 2011        May 2011   November 2010
Class A-4 Notes....    August 2016    February 2015        May 2014   November 2013   February 2013
Class A-5 Notes....    August 2020      August 2018   November 2017   November 2016   November 2015
Class A-6 Notes....       May 2022         May 2022        May 2022        May 2021   November 2019
Class B Notes......       May 2022         May 2022        May 2022        May 2021   November 2019

----------------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the May 2022 quarterly distribution date.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2)
    adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 CLASS A-1 NOTES

                        PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
                 REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

  QUARTERLY DISTRIBUTION DATES         50%     80%     100%     120%      150%
----------------------------------    ----    ----     ----     ----      ----
                           Closing    100%     100%    100%     100%      100%
                          May 2006     97       95      93       91        89
                       August 2006     88       82      78       75        69
                     November 2006     75       67      61       55        47
                     February 2007     62       50      43       35        23
                          May 2007     47       32      22       12         0
                       August 2007     32       13       1        0         0
                     November 2007     14        0       0        0         0
      February 2008 and thereafter      0        0       0        0         0





                                 CLASS A-2 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
                 REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

 QUARTERLY DISTRIBUTION DATES          50%     80%     100%     120%      150%
----------------------------------    ----    ----     ----     ----      ----
                           Closing    100%     100%    100%     100%      100%
                          May 2006    100      100     100      100       100
                       August 2006    100      100     100      100       100
                     November 2006    100      100     100      100       100
                     February 2007    100      100     100      100       100
                          May 2007    100      100     100      100        99
                       August 2007    100      100     100       96        89
                     November 2007    100       97      92       87        79
                     February 2008     99       90      83       77        68
                          May 2008     92       82      74       67        57
                       August 2008     85       73      65       57        45
                     November 2008     78       64      55       47        33
                     February 2009     71       56      46       36        21
                          May 2009     63       47      36       25         9
                       August 2009     56       38      26       14         0
                     November 2009     48       28      16        3         0
                     February 2010     40       19       5        0         0
                          May 2010     32        9       0        0         0
                       August 2010     24        0       0        0         0
                     November 2010     16        0       0        0         0
                     February 2011      8        0       0        0         0
           May 2011 and thereafter      0        0       0        0         0

                                 CLASS A-3 NOTES
                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

  QUARTERLY DISTRIBUTION DATES         50%     80%     100%     120%      150%
 ---------------------------------    ----    ----     ----     ----     ----
                           Closing    100%     100%    100%     100%      100%
                          May 2006    100      100     100      100       100
                       August 2006    100      100     100      100       100
                     November 2006    100      100     100      100       100
                     February 2007    100      100     100      100       100
                          May 2007    100      100     100      100       100
                       August 2007    100      100     100      100       100
                     November 2007    100      100     100      100       100
                     February 2008    100      100     100      100       100
                          May 2008    100      100     100      100       100
                       August 2008    100      100     100      100       100
                     November 2008    100      100     100      100       100
                     February 2009    100      100     100      100       100
                          May 2009    100      100     100      100       100
                       August 2009    100      100     100      100        95
                     November 2009    100      100     100      100        76
                     February 2010    100      100     100       87        56
                          May 2010    100      100      92       69        36
                       August 2010    100      100      75       51        16
                     November 2010    100       85      58       33         0
                     February 2011    100       69      42       15         0
                          May 2011     99       54      25        0         0
                       August 2011     86       38       8        0         0
                     November 2011     73       23       0        0         0
                     February 2012     60        8       0        0         0
                          May 2012     47        0       0        0         0
                       August 2012     34        0       0        0         0
                     November 2012     21        0       0        0         0
                     February 2013      8        0       0        0         0
           May 2013 and thereafter      0        0       0        0         0

                                 CLASS A-4 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

   QUARTERLY DISTRIBUTION DATES        50%     80%     100%     120%      150%
 ---------------------------------    ----    ----     ----     ----      ----
                           Closing    100%     100%    100%     100%      100%
                          May 2006    100      100     100      100       100
                       August 2006    100      100     100      100       100
                     November 2006    100      100     100      100       100
                     February 2007    100      100     100      100       100
                          May 2007    100      100     100      100       100
                       August 2007    100      100     100      100       100
                     November 2007    100      100     100      100       100
                     February 2008    100      100     100      100       100
                          May 2008    100      100     100      100       100
                       August 2008    100      100     100      100       100
                     November 2008    100      100     100      100       100
                     February 2009    100      100     100      100       100
                          May 2009    100      100     100      100       100
                       August 2009    100      100     100      100       100
                     November 2009    100      100     100      100       100
                     February 2010    100      100     100      100       100
                          May 2010    100      100     100      100       100
                       August 2010    100      100     100      100       100
                     November 2010    100      100     100      100        98
                     February 2011    100      100     100      100        85
                          May 2011    100      100     100       98        73
                       August 2011    100      100     100       87        61
                     November 2011    100      100      94       75        48
                     February 2012    100      100      84       65        37
                          May 2012    100       96      74       54        26
                       August 2012    100       86      64       44        15
                     November 2012    100       77      55       33         4
                     February 2013    100       68      45       23         0
                          May 2013     97       59      35       13         0
                       August 2013     89       49      25        3         0
                     November 2013     81       40      16        0         0
                     February 2014     73       31       6        0         0
                          May 2014     64       22       0        0         0
                       August 2014     56       13       0        0         0
                     November 2014     48        5       0        0         0
                     February 2015     40        0       0        0         0
                          May 2015     32        0       0        0         0
                       August 2015     24        0       0        0         0
                     November 2015     16        0       0        0         0
                     February 2016      8        0       0        0         0
                          May 2016      0        0       0        0         0
        August 2016 and thereafter      0        0       0        0         0

                                 CLASS A-5 NOTES
                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

  QUARTERLY DISTRIBUTION DATES         50%     80%     100%     120%      150%
 ---------------------------------     ----   ----     ----     ----      ----
                           Closing    100%     100%    100%     100%      100%
                          May 2006    100      100     100      100       100
                       August 2006    100      100     100      100       100
                     November 2006    100      100     100      100       100
                     February 2007    100      100     100      100       100
                          May 2007    100      100     100      100       100
                       August 2007    100      100     100      100       100
                     November 2007    100      100     100      100       100
                     February 2008    100      100     100      100       100
                          May 2008    100      100     100      100       100
                       August 2008    100      100     100      100       100
                     November 2008    100      100     100      100       100
                     February 2009    100      100     100      100       100
                          May 2009    100      100     100      100       100
                       August 2009    100      100     100      100       100
                     November 2009    100      100     100      100       100
                     February 2010    100      100     100      100       100
                          May 2010    100      100     100      100       100
                       August 2010    100      100     100      100       100
                     November 2010    100      100     100      100       100
                     February 2011    100      100     100      100       100
                          May 2011    100      100     100      100       100
                       August 2011    100      100     100      100       100
                     November 2011    100      100     100      100       100
                     February 2012    100      100     100      100       100
                          May 2012    100      100     100      100       100
                       August 2012    100      100     100      100       100
                     November 2012    100      100     100      100       100
                     February 2013    100      100     100      100        94
                          May 2013    100      100     100      100        84
                       August 2013    100      100     100      100        75
                     November 2013    100      100     100       94        65
                     February 2014    100      100     100       85        56
                          May 2014    100      100      97       76        47
                       August 2014    100      100      89       68        38
                     November 2014    100      100      81       59        30
                     February 2015    100       96      72       50        22
                          May 2015    100       88      64       42        14
                       August 2015    100       81      56       34         6
                     November 2015    100       73      48       27         0
                     February 2016    100       65      41       19         0
                          May 2016    100       58      33       12         0
                       August 2016     93       50      26        5         0
                     November 2016     86       43      19        0         0
                     February 2017     80       37      13        0         0
                          May 2017     73       30       6        0         0
                       August 2017     66       23       0        0         0
                     November 2017     60       17       0        0         0
                     February 2018     53       11       0        0         0
                          May 2018     47        5       0        0         0
                       August 2018     41        0       0        0         0
                     November 2018     35        0       0        0         0
                     February 2019     29        0       0        0         0
                          May 2019     23        0       0        0         0
                       August 2019     17        0       0        0         0
                     November 2019     12        0       0        0         0
                     February 2020      6        0       0        0         0
                          May 2020      1        0       0        0         0
        August 2020 and thereafter      0        0       0        0         0

                                 CLASS A-6 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

  QUARTERLY DISTRIBUTION DATES         50%     80%     100%     120%      150%
  ----------------------------         ---     ---     ----     ----      ----
                           Closing    100%     100%    100%     100%      100%
                          May 2006    100      100     100      100       100
                       August 2006    100      100     100      100       100
                     November 2006    100      100     100      100       100
                     February 2007    100      100     100      100       100
                          May 2007    100      100     100      100       100
                       August 2007    100      100     100      100       100
                     November 2007    100      100     100      100       100
                     February 2008    100      100     100      100       100
                          May 2008    100      100     100      100       100
                       August 2008    100      100     100      100       100
                     November 2008    100      100     100      100       100
                     February 2009    100      100     100      100       100
                          May 2009    100      100     100      100       100
                       August 2009    100      100     100      100       100
                     November 2009    100      100     100      100       100
                     February 2010    100      100     100      100       100
                          May 2010    100      100     100      100       100
                       August 2010    100      100     100      100       100
                     November 2010    100      100     100      100       100
                     February 2011    100      100     100      100       100
                          May 2011    100      100     100      100       100
                       August 2011    100      100     100      100       100
                     November 2011    100      100     100      100       100
                     February 2012    100      100     100      100       100
                          May 2012    100      100     100      100       100
                       August 2012    100      100     100      100       100
                     November 2012    100      100     100      100       100
                     February 2013    100      100     100      100       100
                          May 2013    100      100     100      100       100
                       August 2013    100      100     100      100       100
                     November 2013    100      100     100      100       100
                     February 2014    100      100     100      100       100
                          May 2014    100      100     100      100       100
                       August 2014    100      100     100      100       100
                     November 2014    100      100     100      100       100
                     February 2015    100      100     100      100       100
                          May 2015    100      100     100      100       100
                       August 2015    100      100     100      100       100
                     November 2015    100      100     100      100       100
                     February 2016    100      100     100      100        93
                          May 2016    100      100     100      100        88
                       August 2016    100      100     100      100        83
                     November 2016    100      100     100       99        78
                     February 2017    100      100     100       94        74
                          May 2017    100      100     100       89        69
                       August 2017    100      100     100       85        65
                     November 2017    100      100      96       80        61
                     February 2018    100      100      91       76        58
                          May 2018    100      100      87       72        54
                       August 2018    100      100      83       68        51
                     November 2018    100       96      79       65        48
                     February 2019    100       91      75       61        45
                          May 2019    100       87      71       58        42
                       August 2019    100       83      68       55        39
                     November 2019    100       79      64       51         0
                     February 2020    100       76      61       48         0
                          May 2020    100       72      57       46         0
                       August 2020     96       68      54       43         0
                     November 2020     92       65      51       40         0
                     February 2021     89       62      49       38         0

                          May 2021     85       59      46        0         0
                       August 2021     82       56      44        0         0
                     November 2021     79       54      41        0         0
                     February 2022     75       51      39        0         0
           May 2022 and thereafter      0        0       0        0         0

                                  CLASS B NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

  QUARTERLY DISTRIBUTION DATES         50%     80%      100%     120%      150%
  ----------------------------         ---     ---     ----     ----      ----
                           Closing    100%     100%     100%     100%      100%
                          May 2006    100      100      100      100       100
                       August 2006    100      100      100      100       100
                     November 2006    100      100      100      100       100
                     February 2007    100      100      100      100       100
                          May 2007    100      100      100      100       100
                       August 2007    100      100      100      100       100
                     November 2007    100      100      100      100       100
                     February 2008    100      100      100      100       100
                          May 2008    100      100      100      100       100
                       August 2008    100      100      100      100       100
                     November 2008    100      100      100      100       100
                     February 2009    100      100      100      100       100
                          May 2009    100      100      100      100       100
                       August 2009    100      100      100      100       100
                     November 2009    100      100      100      100       100
                     February 2010    100      100      100      100       100
                          May 2010    100      100      100      100       100
                       August 2010    100      100      100      100       100
                     November 2010    100      100      100      100       100
                     February 2011    100      100      100      100       100
                          May 2011    100      100      100      100       100
                       August 2011    100      100      100      100       100
                     November 2011    100      100      100      100       100
                     February 2012     98       97       97       97        96
                          May 2012     96       95       94       94        92
                       August 2012     94       92       91       90        89
                     November 2012     92       90       88       87        85
                     February 2013     90       87       86       84        82
                          May 2013     88       85       83       81        78
                       August 2013     86       82       80       78        75
                     November 2013     84       80       77       75        71
                     February 2014     82       77       75       72        68
                          May 2014     80       75       72       69        64
                       August 2014     78       72       69       66        61
                     November 2014     76       70       67       63        58
                     February 2015     73       68       64       60        55
                          May 2015     71       65       61       57        52
                       August 2015     69       63       59       55        49
                     November 2015     67       61       56       52        47
                     February 2016     65       58       54       50        44
                          May 2016     63       56       51       47        41
                       August 2016     62       54       49       45        39
                     November 2016     60       52       47       43        36
                     February 2017     58       50       45       41        34
                          May 2017     56       48       43       39        32
                       August 2017     54       46       41       37        30
                     November 2017     52       44       39       35        29
                     February 2018     50       42       37       33        27
                          May 2018     49       40       36       31        25
                       August 2018     47       39       34       30        24
                     November 2018     45       37       32       28        22
                     February 2019     44       35       31       26        21
                          May 2019     42       34       29       25        20
                       August 2019     40       32       28       24        18
                     November 2019     39       31       26       22         0
                     February 2020     37       29       25       21         0
                          May 2020     36       28       23       20         0
                       August 2020     34       27       22       19         0
                     November 2020     33       25       21       17         0

                     February 2021     32       24       20       16         0
                          May 2021     30       23       19        0         0
                       August 2021     29       22       18        0         0
                     November 2021     28       21       17        0         0
                     February 2022     27       20       16        0         0
           May 2022 and thereafter      0        0        0        0         0

---------------
(1) Assuming for purposes of these tables that, among other things, the optional redemption by the servicer occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the May 2022 quarterly distribution date.


        The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

                                 $2,000,000,000*

                        NELNET STUDENT LOAN TRUST 2006-1
                                 ISSUING ENTITY



               $127,000,000       CLASS A-1 STUDENT LOAN ASSET-BACKED NOTES

               $350,000,000       CLASS A-2 STUDENT LOAN ASSET-BACKED NOTES

               $221,000,000       CLASS A-3 STUDENT LOAN ASSET-BACKED NOTES

               $353,000,000       CLASS A-4 STUDENT LOAN ASSET-BACKED NOTES

               $389,000,000       CLASS A-5 STUDENT LOAN ASSET-BACKED NOTES

          (EURO)420,168,000*      CLASS A-6 STUDENT LOAN ASSET-BACKED NOTES

               $ 60,000,000       CLASS B STUDENT LOAN ASSET-BACKED NOTES




                        NELNET STUDENT LOAN FUNDING, LLC
                                    DEPOSITOR

                      NATIONAL EDUCATION LOAN NETWORK, INC.
                        MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR



                               JOINT BOOK-RUNNERS

BANC OF AMERICA SECURITIES LLC      CREDIT SUISSE       DEUTSCHE BANK SECURITIES

                                   CO-MANAGERS

BARCLAYS CAPITAL     NELNET CAPITAL, LLC            SOCIETE GENERALE CORPORATE &
                                                         INVESTMENT BANKING


                                FEBRUARY 13, 2006

* Using an exchange rate of (euro)1.00 = $1.1900, as of February 10, 2006. At the time of pricing, the actual exchange rate will be determined, and the actual Euro-denominated aggregate principal amount of the class A-6 notes will be calculated based on the Euro-equivalent of $500,000,000.